UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 6, 2016

MAGELLAN GOLD CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Nevada	_333-174287	27-3566922
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

2010A Harbison Drive # 312, Vacaville, CA  95687
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (707) 884-3766

______________________________________________________

(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 3.02	UNREGISTERED SALE OF EQUITY SECURITIES

The following sets forth the information required by Item 701 of Regulation S-K with respect to the unregistered sales of equity securities by Magellan Gold Corporation, a Nevada corporation (the "Company"):

1a.

On April 6, 2016 (the “Conversion Date”), the Company received a Notice of Conversion from Clifford L. Neuman (“Note Holder”) in which Note Holder elected to convert $18,512.16 of principal plus $4,887.84 of accrued interest due under its $51,531.88 Promissory (the “Note”) into 600,000 shares (the “Shares”) of common stock, $0.0001 par value (“Common Stock”) of the Company (the “Conversion”).  The Company issued the Shares on or about April 25, 2016. After the Conversion, approximately $33,019.72 of principal amount under the Note remained outstanding.

b.

The shares were issued to Note Holder, who qualified as an "accredited investor" within the meaning of Rule 501(a) of Regulation D under the Securities Act of 1933 as amended (the "Securities Act").   The shares issued were “restricted securities” under the Securities Act but eligible for immediate legend removal.

c.

The Company paid no fees or commissions in connection with the issuance of the Shares.

d.

The grant of the Securities was undertaken without registration under the Securities Act in reliance upon an exemption from the registration requirements of the Securities Act set forth in Section 4(2) thereunder.  The Note Holder is qualified as an "accredited investor" within the meaning of Rule 501(a) of Regulation D.  We did not engage in any public advertising or general solicitation in connection with this transaction.

e.

Not applicable.

f.

Not applicable.

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Magellan Gold Corporation

Date: May 12, 2016	By: /s/ John C. Power___________________ John C. Power, President